N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	October 18, 2021

ELS REPORTS THIRD QUARTER RESULTS
Continued Strong Performance; Guidance Update

CHICAGO, IL – October 18, 2021 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and nine months ended September 30, 2021. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Nine Months Ended September 30, 2021
For the quarter ended September 30, 2021, total revenues increased $47.9 million, or 16.8 percent, to $332.9 million compared to $285.0 million for the same period in 2020. For the quarter ended September 30, 2021, net income available for Common Stockholders increased $20.0 million, or $0.10 per Common Share, to $70.6 million, or $0.38 per Common Share, compared to $50.6 million, or $0.28 per Common Share, for the same period in 2020.
For the nine months ended September 30, 2021, total revenues increased $126.8 million, or 15.5 percent, to $946.4 million compared to $819.6 million for the same period in 2020. For the nine months ended September 30, 2021, net income available for Common Stockholders increased $33.3 million, or $0.18 per Common Share, to $196.9 million, or $1.08 per Common Share, compared to $163.6 million, or $0.90 per Common Share, for the same period in 2020.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended September 30, 2021, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $28.7 million, or $0.15 per Common Share, to $124.5 million, or $0.65 per Common Share, compared to $95.8 million, or $0.50 per Common Share, for the same period in 2020. For the nine months ended September 30, 2021, FFO available for Common Stock and OP Unit holders increased $65.0 million, or $0.33 per Common Share, to $362.6 million, or $1.88 per Common Share, compared to $297.6 million, or $1.55 per Common Share, for the same period in 2020.
For the quarter ended September 30, 2021, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $19.0 million, or $0.10 per Common Share, to $124.5 million, or $0.65 per Common Share, compared to $105.5 million, or $0.55 per Common Share, for the same period in 2020. For the nine months ended September 30, 2021, Normalized FFO available for Common Stock and OP Unit holders increased $55.6 million, or $0.29 per Common Share, to $365.4 million, or $1.90 per Common Share, compared to $309.8 million, or $1.61 per Common Share, for the same period in 2020.
For the quarter ended September 30, 2021, property operating revenues, excluding deferrals, increased $35.8 million to $308.7 million, compared to $272.9 million for the same period in 2020. For the nine months ended September 30, 2021, property operating revenues, excluding deferrals, increased $99.6 million to $889.1 million, compared to $789.5 million for the same period in 2020. For the quarter ended September 30, 2021, income from property operations, excluding deferrals and property management, increased $22.2 million to $172.8 million, compared to $150.6 million for the same period in 2020. For the nine months ended September 30, 2021, income from property operations, excluding deferrals and property management, increased $55.7 million to $509.6 million, compared to $453.9 million for the same period in 2020.

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For the quarter ended September 30, 2021, Core property operating revenues, excluding deferrals, increased approximately 8.5 percent and Core income from property operations, excluding deferrals and property management, increased approximately 10.7 percent compared to the same period in 2020. For the nine months ended September 30, 2021, Core property operating revenues, excluding deferrals, increased approximately 8.5 percent and Core income from property operations, excluding deferrals and property management, increased approximately 9.0 percent compared to the same period in 2020.
Business Updates
Page 1 of this Earnings Release and Supplemental Financial Information provides an update on operations and guidance.
Investment Activity
In August 2021, we acquired a portion of Pirateland Camping Resort located in Myrtle Beach, South Carolina for $110.8 million. Pirateland is a 1,484 site RV community, and the ELS parcel contains 813 sites and approximately 1,800 feet of waterfront. Pirateland, including the ELS parcel, is managed by a tenant pursuant to existing ground leases. The ground lease with respect to the ELS parcel expires in February 2025. The acquisition was funded with proceeds from our unsecured line of credit.
As part of our strategy to expand owned communities with additional developed sites, in September 2021, we completed the acquisition of a parcel of land adjacent to one of our properties in Nokomis, Florida for a purchase price of $10.4 million, which was funded with available cash.
On October 14, 2021, we acquired our joint venture partner’s 50% interest in Voyager RV Resort. The purchase price to acquire our partner’s interest consisted of debt assumption of $20.1 million and $35.2 million payment primarily comprised of Operating Partnership units and the remainder in cash. Upon closing the acquisition, we became the resort’s sole owner. Voyager, located in Tucson, AZ, is a resort with 1,801 sites of which 1,576 are RV and 225 are MH. The resort was recently awarded the Mega Park of the Year Award by the Arizona Association of RV Parks and Campgrounds. This marks the third time since 2014 the resort has been honored with this award.

About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of October 18, 2021, we own or have an interest in 436 quality properties in 33 states and British Columbia consisting of 167,123 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, October 19, 2021, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

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•our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);
•our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;
•our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;
•our assumptions about rental and home sales markets;
•our assumptions and guidance concerning 2021 growth rates and Net Income and Normalized FFO per share data and our preliminary guidance on Core MH and Core RV annual rate growth for 2022;
•our ability to manage counterparty risk;
•our ability to renew our insurance policies at existing rates and on consistent terms;
•in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;
•results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•impact of government intervention to stabilize site-built single-family housing and not manufactured housing;
•effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;
•the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;
•unanticipated costs or unforeseen liabilities associated with recent acquisitions;
•our ability to obtain financing or refinance existing debt on favorable terms or at all;
•the effect of interest rates;
•the effect from any breach of our, or any of our vendors', data management systems;
•the dilutive effects of issuing additional securities;
•the outcome of pending or future lawsuits or actions brought by or against us, including those disclosed in our filings with the Securities and Exchange Commission; and
•other risks indicated from time to time in our filings with the Securities and Exchange Commission.

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2021 and preliminary 2022 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events. In addition, these forward-looking statements, including our 2021 and preliminary 2022 guidance are subject to risks related to the COVID-19 pandemic, many of which are unknown, including the duration of the pandemic, the extent of the adverse health impact on the general population and on our residents, customers, and employees in particular, its impact on the employment rate and the economy, the extent and impact of governmental responses, and the impact of operational changes we have implemented and may implement in response to the pandemic.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

    These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in

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circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

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Supplemental Financial Information

Operations and Guidance Update

We have continued our strong performance in 2021, as marked by these key operational and financial accomplishments:
•Normalized FFO per common share on a fully diluted basis was $0.65 for the quarter ended September 30, 2021, 18% higher than the quarter ended September 30, 2020.
•Core Portfolio generated growth of 11% in income from property operations, excluding deferrals and property management, for the third quarter of 2021 compared to the quarter ended September 30, 2020.
•MH occupancy within our Core Portfolio increased by 60 sites during the quarter ended September 30, 2021 from the quarter ended June 30, 2021.
•Membership sales and expenses, consisting of membership upgrade sales and expenses, as well as commissions on camping and Trails Collection passes, contributed $3.6 million for the quarter ended September 30, 2021, an increase of $2.0 million, or 129%, compared to the quarter ended September 30, 2020.
•New home sales of 338 for the quarter ended September 30, 2021 represents the highest quarterly new home sales volume in ELS history.
•All properties continue to be open subject to seasons of operation and state and local guidelines.

4th Quarter and 2021 Full Year Guidance (1)

	4th Quarter	Full Year
Core MH rate growth	4.2%	4.2%
Core RV Annual rate growth	4.4%	4.2%
Core Income from property operations, excluding deferrals and property management growth rate	6.5% to 7.1%	8.1% to 8.7%
Net Income/share	$0.32 to $0.38	$1.40 to $1.46
Normalized FFO/share	$0.57 to $0.63	$2.47 to $2.53

Preliminary 2022 rent rate growth assumptions
•By October month-end, we will have sent 2022 rent increase notices to 48% of our MH residents. The average rent increase of these notices support our preliminary expectations for 2022 Core MH rate growth of 4.6%-4.8%.(1)
•We have set RV annual rates for the 2022 season for 95% of our annual sites. These rates support our preliminary expectations for 2022 Core RV annual rate growth of 4.9%-5.1%.(1)

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(1)    Core MH and RV Annual rate growth estimates for 2021 represent management's estimate of the most likely outcome. Fourth quarter and full year 2021 guidance ranges represent a range of possible outcomes and the midpoint reflects management's estimate of the most likely outcome. Actual growth rates and per share amounts could vary materially from growth rates and per share amounts presented above if any of our assumptions, including occupancy and rate changes, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, is incorrect. See Forward-Looking Statements in this release for additional factors impacting our 2021 guidance assumptions.

3Q 2021 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Investor Information

Equity Research Coverage (1)
Bank of America Securities	Barclays	Berenberg Bank
Jeffrey Spector/ Joshua Dennerlein	Anthony Powell	Keegan Carl

BMO Capital Markets	Citi Research	Colliers Securities
John Kim	Michael Bilerman/ Nick Joseph	David Toti

Evercore ISI	Green Street Advisors	RBC Capital Markets
Steve Sakwa/ Samir Khanal	John Pawlowski	Brad Heffern

Robert W. Baird & Company	UBS
Wes Golladay	Michael Goldsmith

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1.Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not, by reference to these firms, imply our endorsement of or concurrence with such information, conclusions or recommendations.

3Q 2021 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	Sept 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020
Operating Information
Total revenues	$332.9	$317.4	$296.0	$271.9	$285.0
Net income	$74.1	$64.1	$69.0	$68.4	$53.5
Net income available for Common Stockholders	$70.6	$61.1	$65.2	$64.6	$50.6
Adjusted EBITDAre (1)	$150.8	$144.6	$147.9	$133.1	$129.7
FFO available for Common Stock and OP Unit holders (1)(2)	$124.5	$117.6	$120.6	$108.9	$95.8
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$124.5	$118.3	$122.6	$108.9	$105.5
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$106.1	$99.0	$111.0	$91.1	$90.0

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	192,852	192,847	192,779	192,710	192,704
Weighted average Common Shares and OP Units outstanding - Fully Diluted	192,736	192,701	192,685	192,578	192,537
Net income per Common Share - Fully Diluted (3)	$0.38	$0.33	$0.36	$0.35	$0.28
FFO per Common Share and OP Unit - Fully Diluted	$0.65	$0.61	$0.63	$0.57	$0.50
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.65	$0.61	$0.64	$0.57	$0.55
Dividends per Common Share	$0.3625	$0.3625	$0.3625	$0.3425	$0.3425

Balance Sheet
Total assets	$4,982	$4,824	$4,786	$4,419	$4,260
Total liabilities	$3,673	$3,522	$3,481	$3,114	$2,961

Market Capitalization
Total debt (4)	$3,154	$3,010	$3,012	$2,695	$2,529
Total market capitalization (5)	$18,216	$17,340	$15,280	$14,905	$14,342

Ratios
Total debt / total market capitalization	17.3%	17.4%	19.7%	18.1%	17.6%
Total debt / Adjusted EBITDAre (6)	5.5	5.4	5.7	5.2	5.0
Interest coverage (7)	5.5	5.4	5.2	5.1	4.9
Fixed charges(8)	5.4	5.3	5.1	5.0	4.9

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1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $29.4 million as of September 30, 2021.
5.See page 15 for the calculation of market capitalization as of September 30, 2021.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

3Q 2021 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Investment in real estate:
Land	$1,969,487	$1,676,636
Land improvements	3,783,255	3,543,479
Buildings and other depreciable property	1,042,086	940,311
	6,794,828	6,160,426
Accumulated depreciation	(2,056,260)	(1,924,585)
Net investment in real estate	4,738,568	4,235,841
Cash and restricted cash	40,272	24,060
Notes receivable, net	39,947	35,844
Investment in unconsolidated joint ventures	20,632	19,726
Deferred commission expense	46,748	42,472
Other assets, net	95,693	61,026
Total Assets	$4,981,860	$4,418,969

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,606,999	$2,444,930
Term loan, net	297,288	—
Unsecured line of credit	220,000	222,000
Accounts payable and other liabilities	186,258	129,666
Deferred membership revenue	173,222	150,692
Accrued interest payable	8,879	8,336
Rents and other customer payments received in advance and security deposits	109,983	92,587
Distributions payable	70,009	66,003
Total Liabilities	3,672,638	3,114,214
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of September 30, 2021 and December 31, 2020; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 183,824,165 and 182,230,631 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	1,828	1,813
Paid-in capital	1,427,606	1,411,397
Distributions in excess of accumulated earnings	(181,941)	(179,523)
Accumulated other comprehensive income (loss)	325	—
Total Stockholders’ Equity	1,247,818	1,233,687
Non-controlling interests – Common OP Units	61,404	71,068
Total Equity	1,309,222	1,304,755
Total Liabilities and Equity	$4,981,860	$4,418,969

3Q 2021 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Income Statements

(In thousands, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental income	$269,573	$238,869	$774,293	$696,178
Annual membership subscriptions	15,127	13,442	43,048	39,476
Membership upgrade sales current period, gross	10,122	6,631	29,343	16,522
Membership upgrade sales upfront payments, deferred, net	(7,253)	(4,171)	(21,134)	(9,379)
Other income	12,053	12,268	36,759	33,007
Gross revenues from home sales	27,276	13,070	66,923	33,245
Brokered resale and ancillary services revenues, net	2,956	1,648	8,422	2,011
Interest income	1,805	1,801	5,314	5,399
Income from other investments, net	1,238	1,428	3,396	3,093
Total revenues	332,897	284,986	946,364	819,552

Expenses:
Property operating and maintenance	109,164	99,566	300,700	268,465
Real estate taxes	18,408	15,981	54,154	49,490
Sales and marketing, gross	6,513	5,054	18,987	13,308
Membership sales commissions, deferred, net	(1,468)	(630)	(4,405)	(1,327)
Property management	17,015	14,527	48,955	44,344
Depreciation and amortization	44,414	38,581	138,127	115,937
Cost of home sales	25,847	12,866	64,571	33,627
Home selling expenses	1,203	1,241	3,855	3,535
General and administrative	10,401	9,692	31,141	31,156
Other expenses	797	658	2,295	1,885
Early debt retirement	—	9,732	2,784	10,786
Interest and related amortization	27,361	25,218	80,767	77,540
Total expenses	259,655	232,486	741,931	648,746
Loss on sale of real estate, net	—	—	(59)	—
Income before equity in income of unconsolidated joint ventures	73,242	52,500	204,374	170,806
Equity in income of unconsolidated joint ventures	851	968	2,786	2,239
Consolidated net income	74,093	53,468	207,160	173,045

Income allocated to non-controlling interests – Common OP Units	(3,468)	(2,908)	(10,236)	(9,415)
Redeemable perpetual preferred stock dividends	—	—	(8)	(8)
Net income available for Common Stockholders	$70,625	$50,560	$196,916	$163,622

3Q 2021 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 8 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 17 - 19.

3Q 2021 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
September 30, 2021
Income from property operations, excluding deferrals and property management - 2021 Core (1)	$166.9
Income from property operations, excluding deferrals and property management - Non-Core (1)	5.9
Property management and general and administrative	(27.4)
Other income and expenses	6.5
Interest and related amortization	(27.4)
Normalized FFO and FFO available for Common Stock and OP Unit holders (2)	$124.5

FFO per Common Share and OP Unit - Fully Diluted	$0.65
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.65

Normalized FFO available for Common Stock and OP Unit holders (2)	$124.5
Non-revenue producing improvements to real estate	(18.4)
FAD for Common Stock and OP Unit holders (2)	$106.1

Weighted average Common Shares and OP Units - Fully Diluted	192.7

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1.See page 10 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 11 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.

3Q 2021 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income available for Common Stockholders	$70,625	$50,560	$196,916	$163,622
Income allocated to non-controlling interests – Common OP Units	3,468	2,908	10,236	9,415
Membership upgrade sales upfront payments, deferred, net	7,253	4,171	21,134	9,379
Membership sales commissions, deferred, net	(1,468)	(630)	(4,405)	(1,327)
Depreciation and amortization	44,414	38,581	138,127	115,937
Depreciation on unconsolidated joint ventures	180	183	547	544
Loss on sale of real estate, net	—	—	59	—
FFO available for Common Stock and OP Unit holders	124,472	95,773	362,614	297,570
Early debt retirement	—	9,732	2,784	10,786
COVID-19 expenses	—	—	—	1,446
Normalized FFO available for Common Stock and OP Unit holders	124,472	105,505	365,398	309,802
Non-revenue producing improvements to real estate	(18,369)	(15,481)	(49,263)	(42,277)
FAD for Common Stock and OP Unit holders	$106,103	$90,024	$316,135	$267,525

Net income available per Common Share - Basic	$0.38	$0.28	$1.08	$0.90
Net income available per Common Share - Fully Diluted (1)	$0.38	$0.28	$1.08	$0.90

FFO per Common Share and OP Unit - Basic	$0.65	$0.50	$1.88	$1.55
FFO per Common Share and OP Unit - Fully Diluted	$0.65	$0.50	$1.88	$1.55

Normalized FFO per Common Share and OP Unit - Basic	$0.65	$0.55	$1.90	$1.61
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.65	$0.55	$1.90	$1.61

Weighted average Common Shares outstanding - Basic	183,469	181,869	182,590	181,811
Weighted average Common Shares and OP Units outstanding - Basic	192,525	192,351	192,478	192,296
Weighted average Common Shares and OP Units outstanding - Fully Diluted	192,736	192,537	192,689	192,548

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1.Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

3Q 2021 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
MH base rental income (2) (3)	$151.1	$143.5	$450.3	$427.5
Rental home income (3)	4.1	4.2	12.7	12.2
RV and marina base rental income (3) (4)	100.6	79.0	273.2	220.1
Annual membership subscriptions	15.1	13.4	43.0	39.5
Membership upgrade sales current period, gross	10.1	6.6	29.3	16.5
Utility and other income (3)	27.7	26.2	80.6	73.7
Property operating revenues	308.7	272.9	889.1	789.5

Property operating, maintenance and real estate taxes (3)	127.9	115.5	356.4	318.0
Rental home operating and maintenance	1.5	1.7	4.1	4.3
Sales and marketing, gross	6.5	5.1	19.0	13.3
Property operating expenses	135.9	122.3	379.5	335.6
Income from property operations, excluding deferrals and property management (1)	$172.8	$150.6	$509.6	$453.9

Manufactured home site figures and occupancy averages:
Total sites	73,293	72,372	73,156	72,328
Occupied sites	69,474	68,712	69,394	68,607
Occupancy %	94.8%	94.9%	94.9%	94.9%
Monthly base rent per site	$725	$696	$721	$692

RV and marina base rental income:
Annual	$60.5	$48.2	$173.7	$142.6
Seasonal	7.3	5.2	30.1	32.9
Transient	32.8	25.6	69.4	44.6
Total RV and marina base rental income	$100.6	$79.0	$273.2	$220.1

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.See the manufactured home site figures and occupancy averages included below within this table.
3.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Income Statements on page 5. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
4.See RV and marina base rental income detail included below within this table.

3Q 2021 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change (2)	2021	2020	Change (2)
MH base rental income (3)	$150.2	$143.5	4.7%	$447.5	$427.4	4.7%
Rental home income	4.1	4.2	(0.5)%	12.7	12.2	3.9%
RV and marina base rental income (4)	90.1	79.0	14.1%	246.4	220.1	11.9%
Annual membership subscriptions	15.1	13.4	12.5%	43.0	39.5	9.0%
Membership upgrade sales current period, gross	10.1	6.6	52.6%	29.3	16.5	77.6%
Utility and other income	26.3	26.1	0.4%	77.7	73.8	5.5%
Property operating revenues	295.9	272.8	8.5%	856.6	789.5	8.5%

Property operating, maintenance and real estate taxes (5)	121.0	115.3	4.9%	338.4	317.6	6.6%
Rental home operating and maintenance	1.5	1.7	(11.0)%	4.0	4.3	(6.1)%
Sales and marketing, gross	6.5	5.1	28.8%	19.0	13.3	42.6%
Property operating expenses	129.0	122.1	5.7%	361.4	335.2	7.8%
Income from property operations, excluding deferrals and property management (1)	$166.9	$150.7	10.7%	$495.2	$454.3	9.0%

Occupied sites (6)	69,082	68,772

Core manufactured home site figures and occupancy averages:
Total sites	72,544	72,097		72,404	72,054
Occupied sites	69,016	68,690		68,946	68,592
Occupancy %	95.1%	95.3%		95.2%	95.2%
Monthly base rent per site	$725	$696		$721	$692

Core RV and marina base rental income:
Annual (7)	$52.0	$48.2	7.8%	$151.8	$142.6	6.5%
Seasonal	7.1	5.2	37.5%	28.9	32.9	(12.4)%
Transient	31.0	25.6	21.1%	65.7	44.6	47.4%
Total RV and marina base rental income	$90.1	$79.0	14.1%	$246.4	$220.1	11.9%

______________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.
2.Calculations prepared using actual results without rounding.
3.See Core manufactured home site figures and occupancy averages included below within this table.
4.See Core RV base rental income detail included below within this table.
5.Includes bad debt expense for the periods presented.
6.Occupied sites are presented as of the end of the period. Occupied sites have increased by 213 from 68,869 at December 31, 2020.
7.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.

3Q 2021 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
MH base rental income	$1.0	$2.8
Rental home income	—	—
RV and marina base rental income	10.5	26.8
Utility and other income	1.4	2.8
Property operating revenues	12.9	32.4

Property operating expenses (2)	7.0	18.0
Income from property operations, excluding deferrals and property management (1)	$5.9	$14.4

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the periods presented.

3Q 2021 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Manufactured homes:
Rental operations revenues (1)	$12.0	$12.0	$36.7	$35.7
Rental home operations expense	1.5	1.7	4.0	4.3
Income from rental home operations	10.5	10.3	32.7	31.4
Depreciation on rental homes (2)	2.7	2.7	8.0	8.2
Income from rental operations, net of depreciation	$7.8	$7.6	$24.7	$23.2

Occupied rentals: (3)
New	3,130	3,314
Used	456	588
Total occupied rental sites	3,586	3,902

	As of September 30, 2021		As of September 30, 2020
Cost basis in rental homes: (4)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$232.1	$190.1	$232.8	$199.3
Used	16.6	8.7	16.4	9.6
Total rental homes	$248.7	$198.8	$249.2	$208.9

______________________
1.For the quarters ended September 30, 2021 and 2020, approximately $7.8 million and $7.9 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 10. For the nine months ended September 30, 2021 and 2020, approximately $24.0 million and $23.5 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 10. The remainder of the rental operations revenue is included in Rental home income for the quarters ended September 30, 2021 and 2020 in the Core Income from Property Operations on page 10.
2.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Income Statements on page 5.
3.Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended September 30, 2021 and 2020 were 253 and 286 homes rented through ECHO Financing LLC ("ECHO joint venture"), respectively. As of September 30, 2021 and 2020, the rental home investment associated with the ECHO joint venture totaled approximately $10.0 million and $11.3 million, respectively.
4.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. As of September 30, 2021 and 2020, our investment in the ECHO joint venture was approximately $17.8 million and $17.2 million, respectively.

3Q 2021 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of September 30, 2021
Sites (1)
MH sites	73,300
RV sites:
Annual	32,400
Seasonal (2)	10,700
Transient	15,400
Marina slips	6,800
Membership (3)	24,800
Joint Ventures (4)	3,600
Total (5)	167,100

Home Sales - Select Data
	Quarters Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total New Home Sales Volume (6)	338	183	825	471
New Home Sales Volume - ECHO joint venture	32	15	56	38
New Home Sales Gross Revenues (6)	$26,413	$11,929	$64,071	$28,863

Total Used Home Sales Volume	104	120	314	450
Used Home Sales Gross Revenues	$863	$1,141	$2,852	$4,382

Brokered Home Resales Volume	171	167	543	454
Brokered Home Resale Revenues, net	$337	$245	$986	$684

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Includes sites reserved but not used by seasonal customers due to travel restrictions.
3.Sites primarily utilized by approximately 124,900 members. Includes approximately 6,300 sites rented on an annual basis.
4.Joint ventures have approximately 2,900 annual Sites, 200 seasonal Sites, and 500 transient Sites and includes sites at Voyager RV Resort.
5.Total does not foot due to rounding.
6.Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with the ECHO joint venture.

3Q 2021 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	2017	2018	2019	2020	Nine Months Ended September 30, 2021
Member Count (1)	106,456	111,094	115,680	116,169	124,884
Thousand Trails Camping Pass (TTC) Origination	31,618	37,528	41,484	44,129	41,115
TTC Sales	14,128	17,194	19,267	20,587	20,172
RV Dealer TTC Activations	17,490	20,334	22,217	23,542	20,943
Number of annuals (2)	5,843	5,888	5,938	5,986	6,300
Number of upgrade sales (3)	2,514	2,500	2,919	3,373	4,001

(In thousands, unaudited)
Annual membership subscriptions	$45,798	$47,778	$51,015	$53,085	$43,048
RV base rental income from annuals	$16,841	$18,363	$19,634	$20,761	$17,047
RV base rental income from seasonals/transients	$18,231	$19,840	$20,181	$18,126	$21,191
Membership upgrade sales current period, gross	$14,130	$15,191	$19,111	$21,739	$29,343
Utility and other income	$2,254	$2,410	$2,422	$2,426	$1,922

______________________
1.Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Members who rent a specific site for an entire year in connection with their membership subscriptions.
3.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

3Q 2021 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of September 30, 2021

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,634	83.5%
Unsecured Debt			520	16.5%
Total Debt (1)			$3,154	100.0%	17.3%

Common Shares	183,824,165	95.3%
OP Units (2)	9,027,484	4.7%
Total Common Shares and OP Units	192,851,649	100.0%
Common Stock price at September 30, 2021	$78.10
Fair Value of Common Shares and OP Units			$15,062	100.0%
Total Equity			$15,062	100.0%	82.7%

Total Market Capitalization			$18,216		100.0%

______________________
1.    Excludes deferred financing costs of approximately $29.4 million.
2.    Excludes OP Units issued subsequent to September 30, 2021 as a result of acquiring our joint venture partner’s 50% interest in Voyager RV Resort.

3Q 2021 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of September 30, 2021
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt (1)	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2021	$—	—%	$—	—%	$—	—%	—%
2022	79,051	4.27%	—	—%	79,051	2.69%	4.27%
2023	97,031	4.97%	—	—%	97,031	3.31%	4.97%
2024	10,280	5.49%	—	—%	10,280	.35%	5.49%
2025	96,507	3.45%	—	—%	96,507	3.29%	3.45%
2026	—	—%	300,000	1.79%	300,000	10.23%	1.79%
2027	—	—%	—	—%	—	—%	—%
2028	213,432	4.19%	—	—%	213,432	7.28%	4.19%
2029	—	—%	—	—%	—	—%	—%
2030	275,385	2.69%	—	—%	275,385	9.39%	2.69%
Thereafter	1,861,572	3.63%	—	—%	1,861,572	63.46%	3.63%
Total	$2,633,258	3.65%	$300,000	1.79%	$2,933,258	100.0%	3.46%

Unsecured Line of Credit (1)	—		220,000		220,000

Note Premiums	423		—		423

Total Debt	2,633,681		520,000		3,153,681

Deferred Financing Costs	(26,682)		(2,712)		(29,394)

Total Debt, net	$2,606,999		$517,288		$3,124,287		3.47%	(2)

Average Years to Maturity	12.2		4.2		10.9

______________________
1.Reflects outstanding balance on our existing line of credit as of September 30, 2021.
2.Reflects effective interest rate for the quarter ended September 30, 2021, including amortization of note premiums and deferred financing costs.

3Q 2021 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

3Q 2021 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2021	2020	2021	2020
Net income available for Common Stockholders	$70,625	$50,560	$196,916	$163,622
Redeemable perpetual preferred stock dividends	—	—	8	8
Income allocated to non-controlling interests – Common OP Units	3,468	2,908	10,236	9,415
Equity in income of unconsolidated joint ventures	(851)	(968)	(2,786)	(2,239)
Income before equity in income of unconsolidated joint ventures	73,242	52,500	204,374	170,806
Loss on sale of real estate, net	—	—	59	—
Membership upgrade sales upfront payments, deferred, net	7,253	4,171	21,134	9,379
Gross revenues from home sales	(27,276)	(13,070)	(66,923)	(33,245)
Brokered resale and ancillary services revenues, net	(2,956)	(1,648)	(8,422)	(2,011)
Interest income	(1,805)	(1,801)	(5,314)	(5,399)
Income from other investments, net	(1,238)	(1,428)	(3,396)	(3,093)
Membership sales commissions, deferred, net	(1,468)	(630)	(4,405)	(1,327)
Property management	17,015	14,527	48,955	44,344
Depreciation and amortization	44,414	38,581	138,127	115,937
Cost of home sales	25,847	12,866	64,571	33,627
Home selling expenses	1,203	1,241	3,855	3,535
General and administrative	10,401	9,692	31,141	31,156
Other expenses	797	658	2,295	1,885
Early debt retirement	—	9,732	2,784	10,786
Interest and related amortization	27,361	25,218	80,767	77,540
Income from property operations, excluding deferrals and property management	172,790	150,609	509,602	453,920
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(5,785)	(3,541)	(16,729)	(8,052)
Property management	(17,015)	(14,527)	(48,955)	(44,344)
Income from property operations	$149,990	$132,541	$443,918	$401,524
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

3Q 2021 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2021	2020	2021	2020
Consolidated net income	$74,093	$53,468	$207,160	$173,045
Interest income	(1,805)	(1,801)	(5,314)	(5,399)
Membership upgrade sales upfront payments, deferred, net	7,253	4,171	21,134	9,379
Membership sales commissions, deferred, net	(1,468)	(630)	(4,405)	(1,327)
Real estate depreciation and amortization	44,414	38,581	138,127	115,937
Other depreciation and amortization	718	658	2,162	1,885
Interest and related amortization	27,361	25,218	80,767	77,540
Loss on sale of real estate, net	—	—	59	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	259	270	778	812
EBITDAre	150,825	119,935	440,468	371,872
Early debt retirement	—	9,732	2,784	10,786
COVID-19 expenses	—	—	—	1,446
Adjusted EBITDAre	$150,825	$129,667	$443,252	$384,104
CORE. The Core properties include properties we owned and operated during all of 2020 and 2021. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2020 and 2021. This includes, but is not limited to, one MH community, seven RV communities and one marina acquired during 2020 and three RV communities and eleven marinas acquired during 2021.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

3Q 2021 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.